Exhibit 99.1

Structure Pre Transaction

Shareholders
GYRODYNE COMPANY OF AMERICA, INC.
("Gyrodyne")
Gyrodyne, LLC
GSD LLC
Gyrodyne Coaxial Helicopter Company, Inc.
Port Jefferson
Flowerfield Reality, Inc.
Cortlandt Manor
Flowerfield Properties, Inc. (TRS)
Virginia Healthcare Center, LLC
Flowerfield Mortgage, Inc.
Flowerfield
9.32%
Cortlandt Manor 2
5.1 Acre Residential Lots
Callery – Judge Grove, L.P.
Fairfax

"Dropdown"

- In preparation for First Special Dividend, Gyrodyne conveyed all interests in its four properties (Flowerfield, Port Jefferson, Cortlandt Manor and Fairfax) to Gyrodyne Special Distribution, LLC, a newly formed limited liability company. Such transfer was subject to existing mortgages payable to FMI, a subsidiary of Gyrodyne, in the modified amount of approximately $14,000,000.

Shareholders
GYRODYNE COMPANY OF AMERICA, INC.
Gyrodyne, LLC
GSD LLC
Gyrodyne Coaxial Helicopter Company, Inc.
Flowerfield Reality, Inc.
Flowerfield Properties, Inc. (TRS)
Flowerfield Mortgage, Inc. ("FMI")
Callery – Judge Grove, L.P.
Flowerfield
Port Jefferson
5.1 Acre Residential Lots
Cortlandt Manor
Cortlandt Manor 2
VH LLC
Fairfax

Payment of First Special Dividend (December 30)

- On December 30, Gyrodyne distributed $68 million in cash and 100% of the GSD LLC interests to Gyrodyne shareholders. This First Special Dividend satisfied the distribution of Gyrodyne's 2012 REIT income.
- Gyrodyne Inc. continues as non-participating managing member of GSD and has managed all functions of GSD. Gyrodyne also provides a working capital facility to GSD.
- GSD LLC interests are non-transferable book entry accounts (non-certificated and without CUSIP numbers).
- The "dropdown" and payment of the First Special Dividend resulted in REIT income for Gyrodyne for 2013.

Shareholders
Cash
100% of LLC interests
GYRODYNE COMPANY OF AMERICA, INC.
Managing Member
Gyrodyne, LLC
GSD LLC
Gyrodyne Coaxial Helicopter Company, Inc.
Flowerfield Reality, Inc.
Flowerfield Properties, Inc. (TRS)
Flowerfield Mortgage, Inc. ("FMI")
Callery – Judge Grove, L.P.
Flowerfield
5.1 Acre Residential Lots
VH LLC
Fairfax
Port Jefferson
Cortlandt Manor
Cortlandt Manor 2

Declaration and Payment of Second Special Dividend

- On December 20, 2013, Gyrodyne declared dividend of $16,150,000 in Dividend Notes. Holders of record as of December 31, 2013 were paid the dividend on January 31, 2014.
- Dividend Notes are non-transferable book entry accounts (non-certificated and without CUSIP numbers).
- This Second Special Dividend satisfied required distribution of Gyrodyne's 2013 REIT income.

Dividend Notes
Former Shareholders of Gyro will continue as holders of Gyro Inc. stock, dividend notes and GSD LLC interests
GYRODYNE COMPANY OF AMERICA, INC.
Managing Member
Gyrodyne, LLC
GSD LLC
Gyrodyne Coaxial Helicopter Company, Inc.
Flowerfield Reality, Inc.
Flowerfield Properties, Inc. (TRS)
Flowerfield Mortgage, Inc. ("FMI")
Callery – Judge Grove, L.P.
Flowerfield
5.1 Acre Residential Lots
VH LLC
Fairfax
Port Jefferson
Cortlandt Manor
Cortlandt Manor 2

Original Post-Merger Structure

Holders of Gyrodyne Inc. Stock
Former Dividend Note holders
Former GSD LLC holders
15.2%
29.2%
55.6%
Holders of LLC Interests
GYRODYNE, LLC
Gyrodyne Coaxial Helicopter Company, Inc.
Flowerfield Reality, Inc.
Port Jefferson
Cortlandt Manor
Flowerfield
Flowerfield Properties, Inc. (TRS)
9.99%
Virginia Healthcare Center, LLC
Flowerfield Mortgage, Inc.
Cortlandt Manor 2
5.1 Acre Residential Lots
Callery – Judge Grove, L.P.
Fairfax

FINANCIAL RESULTS (in thousands)

	2014 (9)	2013	2012	2011

Revenues	$2,002	$5,030	$4,989	$5,520
Condemnation Income (Costs)	-	-	167,371	(333)

Federal Tax Provision (Benefit)	-	(61,553)	61,649	-

Net Income (1)	(2,227)	46,055	99,048	(1,125)
Per Share Income	(1.50)	31.07	66.80	(0.84)

Funds from Operations (FFO)	(1,393)	(14,471)	(5,713)	(179)
ADS. Funds from Operations (AFFO)	402	210	(49)	183

(1) After Strategic Alternative Expenses	$1,246	$3,637	$1,013
Impairment Charges	200	2,100	-
Incentive Compensation	-	5,096	4,250
Income from Discontinued Operations	562
(Fairfax & Cortlandt Manor)

Forward-Looking Statement Safe Harbor

The statements made in this Form 8-K that are not historical facts that constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks associated with the Company’s ability to implement the tax liquidation, plan of liquidation or the plan of merger, the risk that the proceeds from the sale of the Company’s assets may be substantially below the Company’s estimates, the risk that the proceeds from the sale of our assets may not be sufficient to satisfy the Company’s obligations to its current and future creditors, the risk of shareholder litigation against the tax liquidation, the plan of liquidation or the plan of merger and other unforeseeable expenses related to the proposed liquidation, the tax treatment of condemnation proceeds, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, risks and uncertainties relating to developing the Company’s undeveloped property in St. James, New York and other risks detailed from time to time in the Company’s SEC reports.

Important Information for Investors and Shareholders

This communication does not constitute a solicitation of any vote or approval. On August 25, 2014, Gyrodyne announced that its special meeting of shareholders to approve a merger of Gyrodyne and Gyrodyne Special Distribution, LLC with and into Gyrodyne, LLC, originally scheduled for August 14, 2014, and previously postponed to August 27, 2014, had been further postponed. Gyrodyne intends to hold the special meeting coextensively with its 2014 annual meeting of shareholders, the date and time for which will be announced, together with a new record date for shareholders entitled to vote at the special meeting, in the next few weeks. The plan of merger will be submitted to Gyrodyne's shareholders for their consideration and vote at the special meeting. INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND RELATED DOCUMENTS CAREFULLY (WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Joint Proxy Statement/Prospectus and other documents containing other important information about Gyrodyne and Gyrodyne, LLC filed or furnished to the SEC (when they become available) may be read and copied at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website, www.sec.gov, from which any electronic filings made by Gyrodyne or Gyrodyne, LLC may be obtained without charge. In addition, investors and shareholders may obtain copies of the documents filed with or furnished to the SEC upon oral or written request without charge. Requests may be made in writing by regular mail by contacting Gyrodyne at the following address: One Flowerfield, Suite 24, St. James, NY 11780, Attention: Investor Relations. The Joint Proxy Statement/Prospectus also is available on Gyrodyne's web site located at www.gyrodyne.com.